EXECUTION VERSION

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”1), dated as of November 28, 2017, is entered into by and among the following parties:

i.	the Company;[2] and

ii.	the undersigned Holders of Lender Claims (each as defined below), collectively with their respective successors and permitted assigns and any subsequent holder of Lender Claims that becomes party hereto in accordance with the terms hereof, the “Consenting Lenders”).

The Company and each Consenting Lender, and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof, are referred to herein as the “Parties” and individually as a “Party.” Each Consenting Lender intends to be and is bound under this Agreement with respect to any and all claims against, or interests in, the Company whether currently held or hereafter acquired, by such Consenting Lender.

WHEREAS, the Parties and their respective professionals have negotiated a restructuring and recapitalization transaction (the “Restructuring,” and the transactions contemplated thereby, the “Restructuring Transactions”) that will be implemented and consummated pursuant to a chapter 11 plan of reorganization (as may be modified in accordance with Section 10 hereof, the “Plan”), the terms of which shall be consistent in all respects with those set forth in this Agreement, the term sheet attached hereto as Exhibit A (the “Term Sheet”3), the DIP Documents (as defined below), and the Definitive Documents (as defined

[1]	Each of the exhibits attached hereto and any schedules to such exhibits (collectively, the “Exhibits and Schedules”) is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Exhibits and Schedules. In the event of any inconsistency between this Agreement (without reference to the Exhibits and Schedules) and the Exhibits and Schedules, this Agreement (without reference to the Exhibits and Schedules) shall govern; provided, however, that to the extent there is a conflict among the Exhibits and Schedules, the conflicting term of the Term Sheet shall control and govern.
[2]	The “Company” or the “Debtors” shall mean, collectively, (i) Patriot National, Inc., a Delaware corporation, (ii) Patriot Services, LLC, a Delaware limited liability company, (iii) Contego Investigative Services, Inc., a Delaware corporation, (iv) Corporate Claims Management, Inc., a Delaware corporation, (v) CWI Benefits, Inc., a Delaware corporation, (vi) Forza Lien, LLC, a Delaware limited liability company, (vii) Radar Post-Closing Holding Company, Inc. (f/k/a Global HR Research, Inc.), a Delaware corporation, (viii) Patriot Audit Services, LLC, a Delaware limited liability company, (ix) Patriot Captive Management, LLC, a Delaware limited liability company, (x) Patriot Care Management, LLC, a Delaware limited liability company, (xi) Patriot Claim Services, Inc., a Delaware corporation, (xii) Patriot Risk Consultants, LLC, a Delaware limited liability company, (xiii) Patriot Risk Services, Inc., a Delaware corporation, (xiv) Patriot Technology Solutions, LLC, a Delaware limited liability company, (xv) Patriot Underwriters, Inc., a Delaware corporation, (xvi) TriGen Insurance Solutions, Inc., a Delaware corporation, (xvii) TriGen Hospitality Group, Inc., a Delaware corporation, (xviii) Contego Services Group, LLC, a Delaware limited liability company, and (xix) Decision UR, LLC, a California limited liability company.
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Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Term Sheet. The Term Sheet is expressly incorporated herein by reference and made a part of this Agreement as if fully set forth herein. The Term Sheet sets forth the material terms and conditions of the Restructuring Transactions; provided, however, that the Term Sheet is supplemented by the terms and conditions of this Agreement. In the event of any inconsistency between the Term Sheet and this Agreement, this Agreement shall control.

below) to be filed in cases (the “Chapter 11 Cases”) commenced under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, as of the date hereof, the Debtors have debt outstanding under that certain Financing Agreement, dated as of November 9, 2016, by and among (i) Patriot National, Inc., as Borrower, and each of its subsidiaries party thereto, as guarantors, (ii) the lenders from time to time party thereto (the “Lenders”), and (iii) Cerberus Business Finance, LLC , as Collateral Agent and Administrative Agent (in such capacities, the “Agents”) (as amended, modified, or otherwise supplemented from time to time prior to the date hereof, the “Financing Agreement,” and the claims and other obligations arising thereunder, the “Lender Claims”), as further set forth in the Term Sheet;

WHEREAS, as of the date hereof, the Consenting Lenders beneficially own or control (with sole investment or voting discretion) 100% of the aggregate outstanding principal amount of the Lender Claims;

WHEREAS, the Debtors have requested, and the Lenders or their affiliates have agreed to provide (i) a debtor-in-possession financing facility in an amount to be determined based on cash flow projections to be provided by the Company to, and in form and substance acceptable to, the Consenting Lenders (the “DIP Facility”); and (ii) consent to the Company’s use of cash collateral, which DIP Facility and use of cash collateral will be in accordance with the terms and conditions set forth in that certain Senior Secured Super-Priority Debtor-in-Possession Financing Agreement (the “DIP Agreement”) and the DIP Orders (the DIP Orders, collectively with the DIP Agreement and any documents related thereto, the “DIP Documents”);

WHEREAS, prior to the commencement of the Chapter 11 Cases, the Company and the Consenting Lenders initially party hereto engaged in arm’s-length, good-faith negotiations, culminating in the Parties’ agreement on the terms of the Plan, as more particularly detailed and described herein, in the Term Sheet, and in the DIP Documents, that will be implemented through the commencement of the Chapter 11 Cases and the filing by the Company of voluntary petitions with the Bankruptcy Court (the date of such filing, the “Petition Date”) on a date to be agreed by the Company and the Consenting Lenders after the Agreement Effective Date; and

WHEREAS, the Parties are prepared to perform their obligations hereunder, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereunder, do agree as follows:

1.	Effectiveness.

This Agreement shall be effective and binding with respect to each of the Parties at the time at which (i) the Company shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Consenting Lenders and (ii) the Consenting Lenders shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company (the “Agreement Effective Date”).

2.	Certain Definitions.

As used in this Agreement, the following terms have the following meanings:

(a)    “Confirmation Order” means the order confirming the Plan.

(b)    “Definitive Documents” means all documents (including any related orders, agreements, instruments, schedules, or exhibits) that are contemplated by the Plan and that are otherwise necessary or desirable to implement, effectuate, or otherwise relate to the Restructuring, including, without limitation: (i) the Plan; (ii) the documents to be filed in the supplement to the Plan; (iii) the Disclosure Statement; (iv) the Disclosure Statement Motion and the Disclosure Statement Order; (v) the Confirmation Order; (vi) any documentation relating to the use of cash collateral and the DIP Facility, including motions seeking authority to use cash collateral and obtain the DIP Facility, any DIP Orders, and the DIP Documents; (vii) any organizational documents, shareholder and member related agreements, or other governance documents for the reorganized Company; (viii) the Equity Purchase Agreement; and (ix) such other documents or agreements as may be reasonably necessary to implement the Restructuring contemplated by this Agreement and the Term Sheet.

(c)    “Disclosure Statement” means the disclosure statement for the Plan that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code (as the same may be amended from time to time).

(d)    “Disclosure Statement Motion” means the motion seeking approval of the Disclosure Statement.

(e)    “Disclosure Statement Order” means the order approving the Disclosure Statement.

(f)    “Equity Purchase Agreement” means the agreement setting forth the terms and conditions upon which the Lenders will convert a portion of the Lender Claims in consideration for the issuance by reorganized Patriot National, Inc. and each of the other Debtors of 100% of the equity interests therein.

(g)    “Final DIP Order” means one or more final orders entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Facility.

(h)    “DIP Orders” means the Final DIP Order and Interim DIP Order, collectively.

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(i)    “Holder” means any individual, partnership, joint venture, firm, or corporation that beneficially owns or controls (with sole investment or voting discretion) Lender Claims.

(j)    “Interim DIP Order” means one or more interim orders entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Facility on an interim basis.

(k)    “Plan Effective Date” means the effective date of the Plan.

(l)    “Plan Support Period” means the period commencing on the Agreement Effective Date and ending on the earlier of the (i) date on which this Agreement is terminated in accordance with Section 6 hereof and (ii) the Plan Effective Date.

3.	Definitive Documents.

Each of the Definitive Documents shall (A) contain terms and conditions consistent in all material respects with this Agreement, the Term Sheet, and the DIP Documents and (B) shall otherwise be reasonably satisfactory in all respects to the Company and the Consenting Lenders, including with respect to any modifications, amendments, deletions, or supplements to such Definitive Documents at any time during the Plan Support Period.

4.	Agreements of the Consenting Lenders.

(a)    During the Plan Support Period, subject to the terms and conditions hereof, each Consenting Lender agrees, solely with respect to itself, that:

(i)    it will use commercially reasonable efforts to support the Restructuring and the transactions contemplated by the Term Sheet, as applicable, and to act in good faith and take all commercially reasonable actions necessary to consummate the Restructuring and the Restructuring Transactions in a manner consistent with this Agreement, including the timelines set forth herein;

(ii)    it shall not (A) direct the Agents to take any action inconsistent with such Consenting Lender’s obligations under this Agreement, or (B) directly or indirectly encourage any other person or entity to directly or indirectly, (x) object to, delay, impede, or take any other action or any inaction to interfere with the acceptance, approval, implementation, consummation, or amendment of the Plan (whether before or after confirmation, provided that such amendment is consistent with this Agreement); (y) propose, file, support, vote for, or take any other action in furtherance of any restructuring, workout, plan of arrangement, or plan of reorganization for the Company that is inconsistent with this Agreement, the DIP Documents, the Term Sheet, or the Plan, as applicable; or (z) exercise any right or remedy for the enforcement, collection, or recovery of any claim against the Company except in a manner consistent with this Agreement, the DIP Orders, and the Plan, as applicable;

(iii)    subject to the receipt of the Disclosure Statement pursuant to the Disclosure Statement Order, it shall (A) timely vote or cause to be voted any Lender Claims it holds to accept the Plan by timely delivering its duly executed and completed ballot or ballots, as applicable, accepting the Plan on a timely basis following commencement of the solicitation of

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acceptances of the Plan in accordance with sections 1125(g) and 1126 of the Bankruptcy Code; and (B) not change or withdraw such vote or the elections described above (or cause or direct such vote or elections to be changed or withdrawn); provided, however, that such vote or elections shall be immediately revoked (and deemed void ab initio) by all Consenting Lenders upon the expiration of the Plan Support Period or the termination of this Agreement; and

(iv)    use commercially reasonable efforts to support, and take all commercially reasonable actions necessary to facilitate, the approval of the Disclosure Statement, solicitation of votes on the Plan, and confirmation and consummation of the Plan.

(b)    Transfers. During the Plan Support Period, subject to the terms and conditions hereof, each Consenting Lender agrees, solely with respect to itself, that it shall not sell, use, assign, convey, grant, transfer, permit the participation in, or otherwise dispose of, in whole or in part (each, a “Transfer”), any ownership (including any beneficial ownership) in the Lender Claims, that it holds (collectively, for purposes of this Section 4, the “Consenting Lender Claims”),4 or any option thereon or any right or interest therein (including, but not limited to, accomplishing the same, by granting any proxies or depositing any interests in the Consenting Lender Claims into a voting trust or by entering into a voting agreement with respect to the Consenting Lender Claims), unless (i) the intended transferee is a Consenting Lender or (ii) if the intended transferee is not a Consenting Lender, such intended transferee executes and delivers to counsel to the Company on the terms set forth below an executed transfer agreement in the form attached hereto as Exhibit B (a “Transfer Agreement”) before such Transfer is effective (it being understood and agreed by the Parties that any such Transfer shall not be effective as against the Company until notification of such Transfer and a copy of the executed, unaltered, and unredacted Transfer Agreement is received by counsel to the Company, in each case, on the terms set forth herein) (such transfer, a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”), in which event (I) the transferee (including the Consenting Lender transferee, if applicable) shall be deemed to be a Consenting Lender hereunder to the extent of such transferred rights and obligations, and (II) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations. Notwithstanding anything herein to the contrary, during the Plan Support Period, each Consenting Lender may offer, sell, or otherwise transfer any or all of its holdings of Lender Claims to any entity that, as of the date of transfer, controls, is controlled by, or is under common control with such Consenting Lender; provided, however, that such entity shall automatically be subject to the terms of this Agreement and deemed a Consenting Lender hereunder, and shall execute a Transfer Agreement.

(i)    Notwithstanding anything to the contrary herein, (A) the foregoing provisions shall not preclude any Consenting Lender from settling or delivering any Consenting Lender Claims to settle any confirmed transaction pending as of the date of such Consenting Lender’s entry into this Agreement (subject to compliance with applicable securities laws and it being understood that such Consenting Lender Claims so acquired and held (i.e., not as a part of a short transaction) shall be subject to the terms of this Agreement), (B) a Qualified

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As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, all or any portion of the Consenting Lender Claims or the right to acquire any such Consenting Lender Claims.

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Marketmaker5 that acquires any Consenting Lender Claims with the purpose and intent of acting as a Qualified Marketmaker for such Consenting Lender Claims, shall not be required to execute and deliver to counsel a Transfer Agreement or otherwise agree to be bound by the terms and conditions set forth in this Agreement if the transfer otherwise is a Permitted Transfer; provided, however, that if any of the conditions in this clause (B) is not satisfied, the Qualified Marketmaker will be required to execute and deliver a Transfer Agreement, and (C) to the extent any Party is acting solely in its capacity as a Qualified Marketmaker, it may Transfer any ownership interests in the Consenting Lender Claims (as applicable) that it acquires from a holder of the Consenting Lender Claims that is not a Consenting Lender to a transferee that is not a Consenting Lender at the time of such Transfer without the requirement that the transferee be or become a signatory to this Agreement or execute a Transfer Agreement; provided, however, that in the event such Party fails to act solely in its capacity as a Qualified Marketmaker in compliance with this clause (C), any transferee that is not a Consenting Lender must execute and deliver a Transfer Agreement.

(ii)    This Agreement shall in no way be construed to preclude any Consenting Lender from acquiring additional Consenting Lender Claims; provided, however, that (A) any Consenting Lender that acquires additional Consenting Lender Claims during the Plan Support period shall promptly notify counsel to the Company and counsel to the Consenting Lenders of such acquisition, including the amount of such acquisition, and (B) such acquired Consenting Lender Claims shall automatically and immediately upon acquisition by a Consenting Lender be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to the Company), in the case of each of clauses (A) and (B), other than with respect to any Consenting Lender Claims acquired by such Consenting Lender in its capacity as a Qualified Marketmaker, in accordance with Section 4(b)(i).

(iii)    This Section 4 shall not impose any obligation on the Company to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Lender to Transfer any Consenting Lender Claims. Notwithstanding anything to the contrary herein, to the extent the Company and another Party have entered into a separate agreement with respect to the issuance of a “cleansing letter” or other public disclosure of information (each such executed agreement, a “Confidentiality Agreement”), the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms.

(iv)    Any Transfer made in violation of this Section 4(b) shall be void ab initio.

[5]	As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company (or enter with customers into long and short positions in claims against the Company), in its capacity as a dealer or market maker in claims against the Company and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

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5.	Agreements of the Company.

(a)    Subject to the terms and conditions hereof, including Section 6(c)(iii), prior to and during the Plan Support Period, the Company agrees that it shall, without limitation:

(i)    (A)(1) complete and file, within the timeframes contemplated herein, the Plan, the Disclosure Statement, and the other Definitive Documents and (2) use commercially reasonable efforts to obtain entry by the Bankruptcy Court of the DIP Orders, the Disclosure Statement Order, and the Confirmation Order within the timeframes contemplated by this Agreement; and (B) use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring embodied in the Plan, if any, and solely to the extent necessary to effectuate the Restructuring;

(ii)    continue to operate its businesses without material change in such operations or disposition of material assets (in each case, unless the Consenting Lenders have expressly consented thereto in writing) in accordance with its business judgment, and confer with the Consenting Lenders and their respective representatives, as reasonably requested, to report on operational matters and the general status of ongoing operations. For the avoidance of doubt, Consenting Lenders hereby consent to the reduction in force implemented by the Company on November 22, 2017;

(iii)    (A) support and take all reasonable actions necessary or reasonably requested by the Consenting Lenders to facilitate the solicitation, confirmation, and consummation of the Restructuring, the Plan, and the transactions contemplated thereby, (B) not take any action directly or indirectly that is inconsistent with, or that would reasonably be expected to prevent, interfere with, delay, or impede the approval of the Disclosure Statement, the solicitation of votes on the Plan, and the confirmation and consummation of the Plan and the Restructuring, including soliciting, causing, or allowing any of its agents or representatives to solicit any agreements relating to any chapter 11 plan or restructuring transaction (including, for the avoidance of doubt, a transaction premised on an asset sale of substantially all of the Company’s assets under section 363 of the Bankruptcy Code) other than the Restructuring (an “Alternative Transaction”), except without the express written consent of the Consenting Lenders and (C) (x) not, nor encourage any other person to, take any action which would, or would reasonably be expected to, breach or be inconsistent with this Agreement or delay, impede, appeal, or take any other negative action, directly or indirectly, or encourage any other entity to interfere with the acceptance or implementation of the Restructuring, and (y) in the event any other person takes any action described in the preceding clause (x), take all steps reasonably necessary to affirmatively contest such action and/or object thereto, including, without limitation, timely filing a formal written response in opposition thereto with the Bankruptcy Court;

(iv)    (A) provide (x) draft copies of all first day motions or applications and other documents that the Company intends to file with the Bankruptcy Court on the Petition Date at least three (3) calendar days prior to the Petition Date, and (y) draft copies of all other material motions and applications that the Company intends to file with the Bankruptcy Court after the Petition Date, in each case, to counsel to the Consenting Lenders at least three (3) calendar days prior to the date on which the Company intends to file such documents, provided,

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that where exigent circumstances may require the filing of such motion or application on an expedited basis, such draft copies shall be provided within such period as may be reasonable in such circumstances. In any event, final filing versions of such documents shall be reasonably acceptable, in form and substance, to the Consenting Lenders or otherwise amended to be reasonably acceptable, in form and substance, to the Consenting Lenders upon the Company receiving notice that any final filing versions were not reasonably acceptable to the Consenting Lenders;

(B)    file on the Petition Date such first day motions and pleadings that are reasonably acceptable in form and substance, to the Consenting Lenders;

(C)     (i) file the Plan, the Disclosure Statement (other than any exhibits attached thereto), and the Disclosure Statement Motion with the Bankruptcy Court within 21 calendar days of the Petition Date (the “Plan Filing Date”); (ii) obtain approval of the Disclosure Statement Motion within 40 calendar days of the Plan Filing Date, and (iii) obtain entry of the Confirmation Order within 90 calendar days of the Plan Filing Date (such date that the Confirmation Order is entered, the “Confirmation Date”);

(D)    seek a Confirmation Order that becomes effective and enforceable immediately upon its entry and seek to have the period in which an appeal thereto must be filed commence immediately upon its entry;

(v)    obtain authority, pursuant to the DIP Orders, to pay all pre- and postpetition reasonable and documented (in summary form) fees and expenses of (A) Schulte Roth & Zabel LLP, as counsel to the Consenting Lenders and as counsel to the Agents, (B) Landis Rath & Cobb LLP, as local counsel to the Consenting Lenders and as counsel to the Agents, and (C) such other advisors and consultants as the Consenting Lenders and Agents may engage from time to time (including internal or affiliated consulting or advisory providers);

(vi)     maintain their good standing under the laws of the states in which they are incorporated or organized;

(vii)    timely file with the Bankruptcy Court or any other applicable United States court a formal written objection to any motion filed with the Bankruptcy Court or any other court by any party seeking the entry of an order (A) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, (D) modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization, or (E) granting any relief inconsistent with this Agreement and the Definitive Documents;

(viii)    provide to the Consenting Lenders and/or their respective professionals, upon reasonable advance notice to the Company, (A) reasonable access to the respective management and advisors of the Company for the purposes of evaluating the Company’s finances and operations and participating in the planning process with respect to the Restructuring; and (B) timely and reasonable responses to all diligence requests;

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(ix)    use their commercially reasonable efforts to preserve intact in all material respects their current business organizations, keep available the services of their current officers and material employees (in each case, other than voluntary resignations, terminations for cause, or terminations consistent with applicable fiduciary duties, or as otherwise agreed to in writing by the Consenting Lenders), and preserve in all material respects their relationships with customers, sales representatives, suppliers, distributors, and others, in each case, having material business dealings with the Company (other than terminations for cause or consistent with applicable fiduciary duties). For the avoidance of doubt, the actions of the Office of Insurance Regulation and Department of Financial Services relative to Guarantee Insurance Company and the associated impact on the Company shall not constitute a breach of the covenant set forth in this clause (ix);

(x)    provide prompt written notice to the Consenting Lenders between the date hereof and the Plan Effective Date of (A) the occurrence, or failure to occur, of any event of which the Company knows (or, upon reasonable inquiry, should have known), which occurrence or failure would be likely to cause (1) any covenant of the Company contained in this Agreement not to be satisfied or (2) any condition precedent contained in the Plan or this Agreement not to timely occur or become impossible to satisfy, (B) receipt of any notice from any third-party alleging that the consent of such party is or may be required in connection with the transactions contemplated by the Restructuring, (C) receipt of any notice from any governmental unit (including, without limitation, any regulatory agency) with jurisdiction over all or any portion of the Company’s business or operations, or in connection with this Agreement or the transactions contemplated by the Restructuring, (D) receipt of any notice of any proceeding commenced, or, to the actual knowledge of the Company, threatened against the Company, relating to or involving or otherwise affecting in any material respect the transactions contemplated by the Restructuring, and (E) any failure of the Company to comply, in any material respect, with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder;

(xi)    to the extent permitted under applicable law and confidentiality obligations, promptly notify the other Parties in writing following the receipt, in writing, of notice of any material governmental, regulatory, or third-party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened);

(xii)    provide notice of any written or oral offer or proposal for an Alternative Transaction received by the Company or its advisors, together with copies of any and all documents relating thereto, to the advisors to counsel to the Consenting Lenders, within one (1) business day of the Company’s or their advisors’ receipt thereof; and

(xiii)    comply in all material respects with all covenants set forth in the Term Sheet.

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(b)    Negative Covenants.    The Company agrees that, for the duration of the Plan Support Period, the Company shall not take any action inconsistent with, or omit to take any action required by, this Agreement, the Plan, or any of the other Definitive Documents. The Company further agrees that prior to and during the Plan Support Period, the Company shall not: (i) take any action that impairs or removes any interest or right the Consenting Lenders have in and to any collateral held or owned by the Company without the consent of the Agents; (ii) make any transfers from and after the Agreement Effective Date and through the Plan Support Period to or for the account of insiders or affiliates in respect of antecedent debt; and (iii) other than voluntary departure or termination for cause (or as otherwise agreed to in writing by the Consenting Lenders), change any of its chief executive officer, general counsel, chief restructuring officer, executive vice president of finance (once engaged) or any president or vice president of the Company without immediate replacement with another qualified individual acceptable to Consenting Lenders.

(c)    Automatic Stay.    The Company acknowledges and agrees and shall not dispute that after the commencement of the Chapter 11 Cases, the giving of notice of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Company hereby waives, to the fullest extent permitted by law, the applicability of the automatic stay as it relates to any such notice being provided). Notwithstanding anything to the contrary herein, following the commencement of the Chapter 11 Cases and unless and until there is an unstayed order of the Bankruptcy Court providing that the giving of notice under and/or termination of this Agreement in accordance with its terms is not prohibited by the automatic stay imposed by section 362 of the Bankruptcy Code, the occurrence of any of the termination events in Section 6(b), 6(d), or 6(e) shall result in an automatic termination of this Agreement, to the extent any of the Terminating Consenting Lenders (as defined below) would otherwise have the ability to terminate this Agreement in accordance with Section 6(b), 6(d), or 6(e), five (5) calendar days following such occurrence unless waived in writing by all of the Terminating Consenting Lenders.

(d)    Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the Company or any directors, officers, or members of the Company, each in its capacity as a director, officer, or member of the Company, to take any action, or to refrain from taking any action, to the extent inconsistent with its or their fiduciary obligations under applicable law (as reasonably determined by them in good faith after consultation with legal counsel).

6.	Termination of Agreement.

(a)    Automatic Termination.    This Agreement shall terminate automatically, without any further action required by any Party, upon the occurrence of any of the following events: (i) entry of an order denying confirmation of the Plan, (ii) the occurrence of the Plan Effective Date, (iii) an order confirming the Plan is reversed or vacated, or (iv) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement to be unenforceable.

(b)    Consenting Lender Termination Events.    This Agreement may be terminated by the Consenting Lenders (or the Agents acting at the direction of the Consenting Lenders) by the delivery to the Company of a written notice in accordance with Section 19 hereof, upon the occurrence of any of the following events (each, a “Consenting Lender Termination Event”):

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(i)    the Company fails to meet any of the Milestones as set forth herein or in the Term Sheet;

(ii)    the breach by any Party other than the Terminating Consenting Lenders, of (A) any affirmative or negative covenant contained in this Agreement or (B) any other obligations of such breaching Party set forth in this Agreement, in each case, in any material respect (without giving effect to any “materiality” qualifiers set forth therein), and, in either respect, to the extent such breach would have a material adverse effect on the consummation of the Restructuring in accordance with the Term Sheet or the DIP Documents and which breach remains uncured for a period of five (5) calendar days following such breaching Party’s receipt of notice pursuant to Section 19 hereof (as applicable);

(iii)    the termination of the Equity Purchase Agreement by the Consenting Lenders in accordance with the terms thereof;

(iv)    any representation or warranty in this Agreement made by the Company shall have been untrue in any material respect when made or shall have become untrue in any material respect, or the Company violates any of the covenants herein, and such breach remains uncured for a period of ten (10) calendar days following the Company’s receipt of notice pursuant to Section 19 hereof (as applicable);

(v)    the Company files any motion, pleading, or related document with the Bankruptcy Court in a manner that is materially inconsistent with this Agreement, the DIP Documents, the Term Sheet, or the Plan, and such motion, pleading, or related document has not been withdrawn after three (3) business days of the Company receiving written notice in accordance with Section 19 that such motion, pleading, or related document is materially inconsistent with this Agreement, the Term Sheet, or the Definitive Documents;

(vi)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of or rendering illegal the Plan or the Restructuring or any material portion thereof, and either (A) such ruling, judgment, or order has been issued at the request of or with the acquiescence of the Company, or (B) in all other circumstances, such ruling, judgment, or order has not been reversed or vacated within thirty (30) calendar days after such issuance;

(vii)    the Bankruptcy Court (or other court of competent jurisdiction) enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, or (D) the effect of which would render the Plan incapable of consummation on the terms set forth in this Agreement or the Term Sheet;

(viii)    the Company’s consensual use of cash collateral has been terminated in accordance with the terms of the DIP Orders;

(ix)    the occurrence of any Event of Default under (and as defined in) the DIP Documents;

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(x)    the Company (A) files or supports another party in filing a motion or pleading challenging the amount, validity, or priority of any Lender Claims or (B) files or supports (or fails to timely object to) another party in filing any plan of reorganization, liquidation, or sale of all or substantially all of the Company’s assets, other than the Restructuring contemplated herein;

(xi)    the Company (A) withdraws the Plan, (B) publicly announces or otherwise informs any of the Consenting Lenders of its intention not to support the Plan or the Restructuring, (C) files a motion with the Bankruptcy Court seeking the approval of an Alternative Transaction, or (D) agrees to pursue (including, for the avoidance of doubt, as may be evidenced by entry into a term sheet, letter of intent, or similar document) or publicly announces its intent to pursue an Alternative Transaction;

(xii)    if the Definitive Documents and any amendments, modifications, deletions, or supplements thereto do not comply with Section 3 or Section 10 of this Agreement, as applicable; provided that such Definitive Documents or amendments, modifications, deletions, or supplements thereto were not modified to be consistent with Section 3 or Section 10, as applicable, or withdrawn within five (5) business days following such breaching Party’s receipt of notice pursuant to Section 19 hereof;

(xiii)    the Bankruptcy Court enters an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization (including the Plan);

(xiv)    the Company has determined to exercise its rights under Section 6(c)(iii) of this Agreement; or

(xv)    the Company files a motion seeking entry of an order approving any key employee incentive plan, employee retention plan, or comparable plan, except as provided in the Plan, without the prior written consent of the Consenting Lenders.

(c)    Company Termination Events. This Agreement may be terminated by the Company pursuant to this Section 6(c) five (5) calendar days following the delivery to counsel to the Consenting Lenders of a written notice in accordance with Section 19 hereof, which notice may be delivered upon the occurrence of any of the following events (each, a “Company Termination Event”):

(i)    the breach by one or more of the Consenting Lenders representing in excess of 50.01% of the aggregate principal amount of the Lender Claims each with respect to any of the representations, warranties, or covenants of any such Consenting Lender, as set forth in this Agreement, to the extent such breach would have a material adverse effect on the consummation of the Restructuring, and which breach remains uncured for a period of five (5) calendar days after the receipt by the applicable Consenting Lenders from the Company of written notice of such breach;

(ii)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of or rendering illegal the Plan or the Restructuring or any material

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portion thereof, and either (A) such ruling, judgment, or order has been issued at the request of or with the acquiescence of the Company, or (B) in all other circumstances, such ruling, judgment, or order has not been reversed or vacated within thirty (30) calendar days after such issuance;

(iii)    the board of directors, managers, or similar governing body, as applicable, of any Company entity determines that taking any action, refraining from taking any action, or continued performance under this Agreement would be inconsistent to any extent with its (or their respective officers or directors’) fiduciary obligations under applicable law (as reasonably determined by the Company in good faith after consultation with legal counsel); or

(iv)    the termination of the Equity Purchase Agreement by the Company in accordance with the terms thereof.

(d)    Mutual Termination. This Agreement may be terminated by mutual agreement of the Company and the Consenting Lenders upon the receipt of written notice delivered in accordance with Section 19 hereof.

(e)    Consenting Lender Individual Termination Right. Any individual Consenting Lender shall have the right to terminate this Agreement, as to itself only, if (i) the Plan Effective Date shall not have occurred by 11:59 p.m. (New York time) on the date that is 120 calendar days after the Petition Date (the “Outside Date”) or (ii) (x) the Company or any other Consenting Lender takes any action that is materially inconsistent with this Agreement or the Term Sheet or (y) this Agreement or the Term Sheet or any provision therein is waived, modified, amended or changed without the consent of the affected Consenting Lender that, in either case, in the reasonable determination of the affected Consenting Lender, disproportionately and adversely affects the rights of such Consenting Lender and its affiliates (taken as a whole) related to or under this Agreement, the Term Sheet or the Plan. In the event a Consenting Lender terminates pursuant to this Section 6(e), such termination shall be effective as to such Consenting Lender only and shall not affect any of the rights or obligations of any other party to this Agreement.

(f)    Effect of Termination. Upon the termination of this Agreement in accordance with this Section 6, and except as provided in Section 13 hereof, this Agreement shall forthwith become null and void and of no further force or effect as to all Parties and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had (notwithstanding the passage of any applicable deadlines) it not entered into this Agreement; provided, however, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination. Upon any such termination of this Agreement, any vote or consent given by the Consenting Lenders prior to termination shall automatically be deemed, for all purposes, to be null and void ab initio and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring and this Agreement and such consents or ballots may be changed or resubmitted regardless of whether the applicable voting deadline has passed (without the need to seek a court order or consent from the Company allowing such change or resubmission).

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7.	Definitive Documents; Good Faith Cooperation; Further Assurances.

Subject to the terms and conditions described herein, during the Plan Support Period, each Party, severally and not jointly, hereby covenants and agrees to reasonably cooperate with each other in good faith in connection with the negotiation, drafting, execution, and delivery of the Definitive Documents. Furthermore, subject to the terms and conditions hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings (provided, however, that no Consenting Lender shall be required to incur any out of pocket cost or expense, or any liability in connection therewith).

8.	Representations and Warranties.

(a)    Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct, and complete as of the date hereof (or as of the date a Consenting Lender becomes a party hereto):

(i)    such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company, or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership, or other similar action on its part;

(ii)    the execution, delivery, and performance by such Party of this Agreement does not and will not (A) violate any provision of law, rule, or regulation applicable to it, its charter, or its bylaws (or other similar governing documents), or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party (except to the extent such conduct is consented to by the counterparty thereto or the Consenting Lenders relevant thereto);

(iii)    the execution, delivery, and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state, or governmental authority or regulatory body, except such filings as may be necessary and/or required by the SEC; and

(iv)    this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

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(b)    Each Consenting Lender severally (and not jointly) represents and warrants to the Company that, as of the date hereof (or as of the date such Consenting Lender becomes a party hereto), such Consenting Lender (i) is the beneficial owner of the aggregate principal amount of Lender Claims set forth below its name on the signature page hereof (or below its name on the signature page of a Transfer Agreement for any Consenting Lender that becomes a party hereto after the date hereof), and/or (ii) has, with respect to the beneficial owners of such Lender Claims (A) sole investment or voting discretion with respect to such Lender Claims, (B) full power and authority to vote on and consent to matters concerning such Lender Claims or to exchange, assign, and transfer such Lender Claims, and (C) full power and authority to bind or act on the behalf of, such beneficial owners.

9.	Disclosure; Publicity.

(a)    On or before the Petition Date, the Company shall disseminate a press release, and make such filings as may be necessary and/or required by the SEC, disclosing the existence of this Agreement and the terms hereof and of the Plan (including any schedules and exhibits thereto that are filed with the Bankruptcy Court on the Petition Date) with such redactions as may be reasonably requested by counsel to any Consenting Lender to maintain the confidentiality of the parties provided in Section 9(b), except as otherwise required by law.

(b)    The Company shall submit drafts to counsel to the Consenting Lenders of any press releases and public documents, that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least three (3) calendar days prior to making any such disclosure, and shall afford them a reasonable opportunity under the circumstances to comment on such documents and disclosures, final versions of which shall be reasonably satisfactory to the Consenting Lenders. Except as required by law or otherwise permitted under the terms of any other agreement between the Company on the one hand, and any Consenting Lender, on the other hand, no Party or its advisors (including counsel to any Party) shall disclose to any person or entity (including, for the avoidance of doubt, any other Consenting Lender), other than advisors to the Company, the principal amount or percentage of any Lender Claims or any other securities of the Company held by any Party, in each case, without such Party’s prior written consent; provided, however, that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Party a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant disclosing Party) and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Lender Claims held by all Consenting Lenders. Notwithstanding the provisions in this Section 9, any Party may disclose, to the extent consented to in writing by a duly authorized officer or representative of the affected Consenting Lender, such Consenting Lender’s individual holdings.

10.	Amendments, Waivers and Consents.

During the Plan Support Period, this Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended, or supplemented except in a writing signed by the Company and the Consenting Lenders. For purposes of this Agreement, the effectiveness of any consent to any amendment, modification or waiver of this Agreement by the Consenting Lenders shall be determined in accordance with the terms of the Financing Agreement.

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11.	Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the law of the State of New York, without giving effect to the conflicts of law principles thereof.

(b)    Each of the Parties irrevocably agrees that any legal action, suit, or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in any federal or state court in the Borough of Manhattan, the City of New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement or the Restructuring Transactions. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the courts described above in New York or in the Bankruptcy Court, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any such court in New York as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Subject to the foregoing, each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any proceeding arising out of or relating to this Agreement or the Restructuring Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all proceedings contemplated by this Section 11(b) shall be brought in the Bankruptcy Court.

(c)    EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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12.	Specific Performance/Remedies.

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

13.	Survival.

Notwithstanding the termination of this Agreement pursuant to Section 6 hereof, the agreements and obligations of the Parties set forth in this Section 13 and the following Sections: 1, 6(f), 9, 11, 12, 14, 15, 16, 17, 18, 20 and 21 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect for the benefit of the Consenting     Lenders in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

14.	Headings.

The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

15.	Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators, and representatives; provided, however, that nothing contained in this Section 15 shall be deemed to permit Transfers of interests in the Lender Claims other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. The agreements, representations, and obligations of the Parties are, in all respects, several and neither joint nor joint and several.

16.	No Third-Party Beneficiaries.

Unless expressly stated otherwise herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.

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17.	Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement of the Parties, and supersedes all other prior negotiations (whether written, verbal or otherwise), with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreement and/or non-disclosure agreement (if any) heretofore executed between the Company and any Consenting Lender shall continue in full force and effect in accordance with its terms.

18.	Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, electronic mail, or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

19.	Notices.

All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier, or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers:

(1) If to the Company, to:

Patriot National, Inc.

401 E. Las Olas Blvd, Suites 1650

Fort Lauderdale, FL 33301

Attention: Gex ‘Jay’ Richardson

With a copy to:

Greenberg Traurig LLP

333 SE 2nd Avenue

Suite 4400

Miami, Florida 33131

Attention: Mark Bloom, Esq. (bloomm@gtlaw.com)

(2) If to counsel to the Consenting Lenders initially party hereto, to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Adam C. Harris, Esq. (adam.harris@srz.com)

(3) If to the Board of Directors, to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, New York 10004

Attention: Katie Coleman (Katie.coleman@hugheshubbard.com)

                 Terence Healy (Terence.healy@hugheshubbard.com)

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Any notice given by electronic mail, facsimile, delivery, mail, or courier shall be effective when received.

20.	Reservation of Rights; No Admission.

(a)    Nothing contained herein shall (i) limit (A) the ability of any Party to consult with other parties or entities, or (B) the rights of any Party under any applicable bankruptcy, insolvency, foreclosure, or similar proceeding, including, without limitation, the right to appear as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as such consultation or appearance is consistent with such Party’s obligations hereunder, or under the terms of the Plan; (ii) limit the ability of any Consenting Lender to sell or enter into any transactions in connection with the Lender Claims or any other interests in the Company, subject to the terms of Section 4(b) hereof; (iii) limit the rights of any Consenting Lender under the Financing Agreement or any agreements executed in connection with the foregoing; or (iv) constitute a waiver or amendment of any provision of the Financing Agreement or any agreements executed in connection with the foregoing.

(b)    Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including, without limitation, its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in the Chapter 11 Cases. This Agreement and the Plan are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

(c)    Notwithstanding anything herein to the contrary, nothing in this Agreement and neither a vote to accept the Plan by any Consenting Lender nor the acceptance of the Plan by any Consenting Lender shall (a) be construed to prohibit any Consenting Lender from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Definitive Documents, or exercising rights or remedies specifically reserved herein, or (b) impair or waive the rights of any Consenting Lender to assert or raise any objection permitted under this Agreement in connection with any hearing on confirmation of the Plan or in the Bankruptcy Court.

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21.	Relationship Among Consenting Lenders.

(a)    It is understood and agreed that no Consenting Lender has any duty of trust or confidence in any kind or form with any other Consenting Lender, and, except as expressly provided in this Agreement, there are no commitments among or between them. In this regard, it is understood and agreed that any Consenting Lender may trade in the Lender Claims or other equity securities of the Company without the consent of the Company or any other Consenting Lender, subject to applicable securities laws, the terms of this Agreement, the Financing Agreement and any confidentiality agreement and/or non-disclosure agreement entered into with the Company; provided, however, that no Consenting Lender shall have any responsibility for any such trading to any other person or entity by virtue of this Agreement. No prior history, pattern, or practice of sharing confidences among or between the Consenting Lenders shall in any way affect or negate this understanding and agreement.

22.	No Solicitation; Representation by Counsel; Adequate Information.

(a)    This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases. The acceptances of the Consenting Lenders with respect to the Plan will not be solicited until such Consenting Lender has received the Disclosure Statement and related ballots and solicitation materials, each as approved by the Bankruptcy Court.

(b)    Each Party acknowledges that it has had an opportunity to receive information from the Company and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(c)    Although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, a solicitation or acceptance of a chapter 11 plan of reorganization or an offering of securities, each Consenting Lender acknowledges, agrees, and represents to the other Parties that it (i) is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933 (the “Securities Act”), (ii) understands that any securities to be acquired by it pursuant to the Restructuring Transactions have not been registered under the Securities Act and that such securities are, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Consenting Lender’s representations contained in this Agreement, and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, and (iii) has such knowledge and experience in financial and business matters that such Consenting Lender is capable of evaluating the merits and risks of the securities to be acquired by it pursuant to the Restructuring Transactions and understands and is able to bear any economic risks with such investment.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

COMPANY:

PATRIOT NATIONAL, INC.

By:	/s/ Gex Richardson
Name:	Gex Richardson
Title:	Secretary

PATRIOT SERVICES, LLC

By: Patriot National, Inc., its Manager

	By:	/s/ Gex Richardson
	Name:	Gex Richarson
	Title:	Secretary

CONTEGO INVESTIGATIVE SERVICES, INC.

By:	/s/ Beth Crews
Name:	Beth Crews
Title:	Secretary

CORPORATE CLAIMS MANAGEMENT, INC.

By:	/s/ Beth Crews
Name:	Beth Crews
Title:	Secretary

CWI BENEFITS, INC.

By:	/s/ Beth Crews
Name:	Beth Crews
Title:	Secretary

[Signature Pages to Restructuring

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FORZA LIEN, LLC

By:	Patriot Risk Services, Inc., its Manager

	By:	/s/ Beth Crews
	Name:	Beth Crews
	Title:	Secretary

RADAR POST-CLOSING HOLDING COMPANY, INC. (f/k/a GLOBAL HR RESEARCH, INC.)

By:	/s/ Gex Richardson
Name:	Gex Richardson
Title:	Secretary

PATRIOT AUDIT SERVICES, LLC

By:	Patriot Underwriters, Inc., its Manager

	By:	/s/ Gex Richardson
	Name:	Gex Richardson
	Title:	Secretary

PATRIOT CAPTIVE MANAGEMENT, LLC

By:	Patriot Services, LLC, its Manager

	By:	Patriot National, Inc., its Manager

	By:	/s/ Gex Richardson
	Name:	Gex Richardson
	Title:	Secretary

PATRIOT CARE MANAGEMENT, LLC

By:	Patriot Services, LLC, its Manager

	By:	Patriot National, Inc., its Manager

	By:	/s/ Gex Richardson
	Name:	Gex Richardson
	Title:	Secretary

[Signature Pages to Restructuring

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PATRIOT CLAIM SERVICES, INC.

By:	/s/ Beth Crews
Name:	Beth Crews
Title:	Secretary

PATRIOT RISK CONSULTANTS, LLC

By:	Patriot Underwriters, Inc., its Manager

	By:	/s/ Gex Richardson
	Name:	Gex Richardson
	Title:	Secretary

PATRIOT RISK SERVICES, INC.

By:	/s/ Beth Crews
Name:	Beth Crews
Title:	Secretary

PATRIOT TECHNOLOGY SOLUTIONS, LLC

By:	Patriot Services, LLC, its Manager

	By:	Patriot National, Inc., its Manager

		By:	/s/ Gex Richardson
		Name:	Gex Richardson
		Title:	Secretary

PATRIOT UNDERWRITERS, INC.

By:	/s/ Gex Richardson
Name:	Gex Richardson
Title:	Secretary

[Signature Pages to Restructuring

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TRIGEN INSURANCE SOLUTIONS, INC.

By:	/s/ Gex Richardson
Name:	Gex Richardson
Title:	Secretary

TRIGEN HOSPITALITY GROUP, INC.

By:	/s/ Gex Richardson
Name:	Gex Richardson
Title:	Secretary

CONTEGO SERVICES GROUP, LLC

By:	Patriot Services, LLC, its Manager
	By:	Patriot National, Inc., its Manager

		By:	/s/ Gex Richardson
		Name:	Gex Richardson
		Title:	Secretary

DECISION UR, LLC

By:	Patriot Technology Solutions, LLC, its Manager
	By:	Patriot Services, LLC, its Manager
	By:	Patriot National, Inc., its Manager

		By:	/s/ Gex Richardson
		Name:	Gex Richardson
		Title:	Secretary

[Signature Pages to Restructuring

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CONSENTING LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

CERBERUS AUS LEVERED II LP
By:	CAL II GP, LLC
Its:	General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

CERBERUS FSBA HOLDINGS LLC

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

CERBERUS FSBA LEVERED LLC

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

CERBERUS ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.
By: Cerberus ICQ Levered Opportunities GP, LLC
Its: General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

CERBERUS ICQ LEVERED LLC

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

[Signature Pages to Restructuring

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CERBERUS ICQ OFFSHORE LEVERED LP
By:	Cerberus ICQ Offshore GP LLC
Its:	General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

CERBERUS KRS LEVERED LOAN OPPORTUNITIES FUND, L.P.
By: Cerberus KRS Levered Opportunities GP, LLC
Its: General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XV L.P.
By:	Cerberus ICQ GP, LLC
Its:	General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XVI LP
By:	Cerberus PSERS GP, LLC
Its:	General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XVII LTD.
By: Cerberus ASRS Holdings LLC, its attorney-in-fact

/s/ Daniel Wolf
Duly Authorized Signatory
Name:	Daniel Wolf
Title:	Vice President

[Signature Pages to Restructuring

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CERBERUS LOAN FUNDING XVIII L.P.
By:	Cerberus LFGP XVIII, LLC
Its:	General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XIX L.P.
By:	Cerberus LFGP XIX, LLC
Its:	General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

CERBERUS N-1 FUNDING LLC

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

CERBERUS OFFSHORE LEVERED III LP
By:	COL III GP Inc.
Its:	General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

CERBERUS ONSHORE LEVERED III LLC

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

CERBERUS PSERS LEVERED LLC

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

[Signature Pages to Restructuring

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CERBERUS REDWOOD LEVERED A LLC

By:	/s/ Daniel Wolf

Name:	Daniel Wolf
Title:	Vice President

CERBERUS REDWOOD LEVERED B LLC

By:	/s/ Daniel Wolf

Name:	Daniel Wolf
Title:	Vice President

CERBERUS SWC LEVERED LOAN OPPORTUNITIES MASTER FUND, L.P.
By: Cerberus SWC Levered Opportunities GP, LLC

Its: General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

[Signature Pages to Restructuring

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TCW Direct Lending, LLC

By: TCW Asset Management Company, its Investment Advisor

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Authorized Signatory

West Virginia Direct Lending LLC

By: TCW Asset Management Company, its Advisor

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Authorized Signatory

TCW Skyline Lending, L.P.

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Authorized Signatory

[Signature Pages to Restructuring

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EXHIBIT A

Plan Term Sheet

In re PATRIOT NATIONAL, INC. et al.

PRINCIPAL TERMS OF A JOINT CHAPTER 11 PLAN OF REORGANIZATION

For Discussion Purposes Only

This document (the “Plan Term Sheet”) is a summary of certain material terms of a proposed joint Chapter 11 plan of reorganization (the “Plan”) for the Debtors1 in cases to be commenced and jointly administered in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Cases”), and is Exhibit A to that certain Restructuring Support Agreement, dated as of November 28, 2017 (the “RSA”), between and among the Debtors, the Agents, and the Consenting Lenders (each as defined below). This Plan Term Sheet does not contain all the terms, conditions, and other provisions of the Plan, and the transactions contemplated by this Plan Term Sheet are subject to conditions to be set forth in definitive documents. This Plan Term Sheet does not constitute (nor shall it be construed as) an offer with respect to the issuance of any securities, nor is it an offer or solicitation of votes for or against any chapter 11 plan. It is understood that a solicitation of votes in respect of the Plan, if any, will be made only in compliance with the applicable provisions of the securities, bankruptcy, and other applicable laws.

This Plan Term Sheet is provided in confidence and may not be distributed without the express written consent of the Debtors and the Consenting Lenders. This Plan Term Sheet is a settlement proposal in furtherance of settlement discussions. Accordingly, this Plan Term Sheet is protected by Rule 408 of the Federal Rules of Evidence and any other applicable statutes or doctrines protecting the use or disclosure of confidential settlement discussions.

This Plan Term Sheet is subject to ongoing review and approval by, and is not binding upon the Debtors, the Agents and the Consenting Lenders, is subject to material change, and is being distributed for discussion purposes only.

[1]	The “Debtors” shall mean, collectively, (i) Patriot National, Inc., a Delaware corporation, (ii) Patriot Services, LLC, a Delaware limited liability company, (iii) Contego Investigative Services, Inc., a Delaware corporation, (iv) Corporate Claims Management, Inc., a Delaware corporation, (v) CWI Benefits, Inc., a Delaware corporation, (vi) Forza Lien, LLC, a Delaware limited liability company, (vii) Radar Post-Closing Holding Company, Inc. (f/k/a Global HR Research, Inc.), a Delaware corporation, (viii) Patriot Audit Services, LLC, a Delaware limited liability company, (ix) Patriot Captive Management, LLC, a Delaware limited liability company, (x) Patriot Care Management, LLC, a Delaware limited liability company, (xi) Patriot Claim Services, Inc., a Delaware corporation, (xii) Patriot Risk Consultants, LLC, a Delaware limited liability company, (xiii) Patriot Risk Services, Inc., a Delaware corporation, (xiv) Patriot Technology Solutions, LLC, a Delaware limited liability company, (xv) Patriot Underwriters, Inc., a Delaware corporation, (xvi) TriGen Insurance Solutions, Inc., a Delaware corporation, (xvii) TriGen Hospitality Group, Inc., a Delaware corporation, (xviii) Contego Services Group, LLC, a Delaware limited liability company, and (xix) Decision UR, LLC, a California limited liability company.

Plan Proponents	The Debtors.

Restructuring Support Parties	The Administrative Agent and the Collateral Agent party to the Financing Agreement[2] (in such capacities, the “Agents”) and the lenders thereunder who are party to the RSA (the “Consenting Lenders”).

DIP FACILITY

DIP Facility	On the Petition Date, the Debtors shall file a motion seeking approval of a superpriority senior-secured debtor-in-possession credit facility (the “DIP Facility”) comprised of a multi-draw term loan facility in an aggregate amount to be determined based upon cash flow projections to be provided by the Company to, and in form and substance acceptable to, the Consenting Lenders. The DIP Facility shall be secured by first priority liens upon and security interests in substantially all of the Debtors’ assets, subject only to certain permitted liens and reasonable carve-outs for the payment of reasonable fees and expenses of professionals retained by the estates of the Debtors and official committee of creditors, as such fees and expenses may be awarded by the Bankruptcy Court. In addition, the Agents and the Consenting Lenders shall consent to the Debtors use of cash collateral.

PLAN STRUCTURE

Plan Overview

The Plan will be a joint plan for the reorganization of Patriot National, Inc. and each of its direct and indirect subsidiaries that are Debtors. The Debtors will be consolidated for voting purposes only.

Pursuant to the Plan, all of the issued and outstanding equity interests in Patriot National, Inc. and each of its direct and indirect subsidiaries (the “Subsidiary Debtors”) will be extinguished, and the Lenders (or their designees) will receive 100% of newly issued equity in interests in Reorganized Patriot National, Inc. and each of the Reorganized Subsidiary Debtors on account of a portion of their claims arising under the Financing Agreement (“Lender Claims”).

[2]	“Financing Agreement” means that certain Financing Agreement, dated as of November 9, 2016, by and among (i) Patriot National, Inc., as Borrower, and each of its subsidiaries party thereto, as guarantors, (ii) the lenders from time to time party thereto (the “Lenders”), and (iii) Cerberus Business Finance, LLC , as Collateral Agent and Administrative Agent (as amended, modified, or otherwise supplemented from time to time prior to the date hereof).

Holders of DIP Claims, Administrative Expense Claims and Priority Tax Claims will not be classified, and will be paid in full in cash on the Effective Date of the Plan.

Holders of Priority Claims will be paid in full in cash on the Effective Date of the Plan, will be unimpaired, and thus will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Priority Claims will not be entitled to vote on the Plan.

Holders of Lender Claims will receive their pro rata share of each of (a) the newly issued equity interests in Reorganized Patriot National, Inc. and each of the Reorganized Subsidiary Debtors, (b) a new term loan facility (the “New Term Loan Facility”),[3] and (c) cash distributions from the Liquidating Trustee (as defined below) in accordance with the Liquidating Trust Proceeds Waterfall (as defined below). Holders of Claims under the Financing Agreement are impaired under the Plan, are entitled to vote to accept or reject the Plan, and have committed to vote to accept the Plan upon the terms and conditions set forth in the RSA.

Holders of Continuing Vendor Claims and Continuing Retail Agent Claims (each as defined below) will be paid (a) in the ordinary course of business in accordance with any invoice, contract or other agreement governing the terms of such payment or, (b) if such amounts are overdue as of the Effective Date, in full in cash on the Effective Date of the Plan. Holders of Continuing Vendor Claims and Continuing Retail Agent Claims will be unimpaired, and thus will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Continuing Vendor Claims and Continuing Retail Agent Claims will not be entitled to vote on the Plan.

[3]	The amount of the Lender Claims to be converted into equity and the amount of the New Term Loan Facility will be based upon, among other things, the debt capacity and enterprise value of the reorganized Debtors, as determined by agreement of the Debtors and the Lenders.

Holders of General Unsecured Claims (other than Continuing Vendor Claims and Continuing Retail Agent Claims)[4] will receive their pro rata share of the GUC Cash Pool in accordance with the Liquidating Trust Proceeds Waterfall.[5] Holders of General Unsecured Claims will be entitled to vote to accept or reject the Plan.

Holders of Equity Interests in Patriot National, Inc. will not receive or retain any property on account of such Equity Interests, and thus will be conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Equity Interests in Patriot National, Inc. will not be entitled to vote on the Plan.

Holders of Equity Interests in each of the Subsidiary Debtors will not receive or retain any property on account of such Equity Interests, and thus will be conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Equity Interests in the Subsidiary Debtors will not be entitled to vote on the Plan.

CLASSIFICATION AND TREATMENT

DIP Claims	The DIP Facility will be paid in full in cash (including all accrued and unpaid interest, fees and expenses) on the Effective Date of the Plan from the cash proceeds of the Exit Facility (as defined below).

Administrative Claims (other than the DIP Claims)	Payment in full in cash of the Allowed amount of such claim, or such other treatment as may be agreed upon by the Debtors, the Administrative Agent and the Holder of such administrative expense claim, on the Effective Date; provided, however, that fees and expenses of estate professionals shall only be paid after Bankruptcy Court authorization.

Unimpaired and not entitled to vote.

Priority Tax Claims	Payment in full in cash of the Allowed amount of such claim, or such other treatment as may be agreed upon by the Debtors, the Administrative Agent and the Holder of such priority tax claim, on the Effective Date.

Unimpaired and not entitled to vote.

[4]	General Unsecured Claims to include all earn-out obligations, severance obligations in excess of the statutory priority amount, accounts payable to vendors not included as Continuing Vendors, commissions payable to retail agents who are not Continuing Retail Agents, and lease and contract rejection claims.
[5]	For purposes of the Plan, the term “GUC Cash Pool” shall mean the cash to be distributed by the Liquidating Trustee to the Holders of Allowed Claims in Classes 5 and 6 in accordance with the Liquidating Trust Proceeds Waterfall.

Class 1: Lender Claims	Holders of Lender Claims will receive their pro rata share of each of (a) the newly issued equity interests in Reorganized Patriot National, Inc. (“New PNI Equity”) and each of the Reorganized Subsidiary Debtors in accordance with an Equity Purchase Agreement,[6] (b) the New Term Loan Facility, and (c) distributions made by the Liquidating Trustee in accordance with the Liquidating Trust Proceeds Waterfall.

Impaired and entitled to vote.

Class 2: Other Secured Claims	On the Effective Date, except to the extent that a holder of an Allowed Secured Claim agrees to a less favorable treatment, in full and complete satisfaction of such claim, each holder of an Allowed Other Secured Claim shall receive either (i) payment in full in cash of the unpaid portion of its Allowed Other Secured Claim (as determined by settlement or order of the Bankruptcy Court), or (ii) such other recovery that results in the unimpairment of the Allowed Other Secured Claim in accordance with section 1124 of the Bankruptcy Code.

Unimpaired and not entitled to vote.

Class 3: Priority Claims	Payment in full in cash of the Allowed amount of such claim (as determined by settlement or order of the Bankruptcy Court), or such other treatment as may be agreed upon by the Debtors, the Administrative Agent and the Holder of such priority claim, on the later of the Effective Date or the date on which such claim is Allowed.

Unimpaired and not entitled to vote.

[6]	Equity Purchase Agreement to contain terms and provisions customary for transactions of this type, including completion of business and legal diligence to the satisfaction of the Administrative Agent and Lenders. Notwithstanding the foregoing, the Plan will further provide that in the event a third party offers to acquire the interests of Reorganized Patriot National, Inc. and each of the Reorganized Subsidiary Debtors on terms more favorable than those set forth in the Equity Purchase Agreement and acceptable to the Administrative Agent and Lenders, such third party may be substituted for the Administrative Agent and Lenders as the acquirer of such interests with the balance of the distributions to be made to the Administrative Agent and Lenders under the Plan adjusted accordingly.

Class 4: Continuing Vendor Claims and Continuing Retail Agent Claims[7]	Holders of Continuing Vendor Claims[8] and Continuing Retail Agent Claims will be paid in full in cash in two equal installments with the first such installment being made on the Effective Date and the second being made on the date which is the six month anniversary of the Effective Date (assuming compliance by the applicable Holder with the Continuing Vendor Agreement or Continuing Retail Agent Agreement, as applicable.)

Impaired and entitled to vote.

Class 5: General Unsecured Claims	Holders of Allowed General Unsecured Claims shall be entitled to receive their pro rata share of the GUC Cash Pool, which will be distributed by the Liquidating Trustee in accordance with the Liquidating Trust Proceeds Waterfall.

Impaired and entitled to vote.

Class 6: Section 510(b) Claims	Holders of Claims that are subject to subordination under Section 510(b) of the Bankruptcy Code shall be entitled to receive their pro rata share of the GUC Cash Pool, which will be distributed by the Liquidating Trustee in accordance with the Liquidating Trust Proceeds Waterfall.

Impaired and entitled to vote.

[7]	Continuing Retail Agent Claims to include the claims of those retail agents deemed critical by the Administrative Agent and Lenders to the continuing business and operations of the Reorganized Debtors and whose claims are not paid in full either through a critical vendor motion or by assumption of an executory contract between a Debtor and such retail agent. In order to qualify a Retail Agent will be required to execute and deliver an agreement, in form and substance acceptable to the Administrative Agent and Lenders, pursuant to which such Retail Agent shall agree and commit to continue its business relationship with the Reorganized Debtors (including certain minimum requirements for the placement of policies).
[8]	Continuing Vendor Claims to include the claims of those vendors deemed critical by the Administrative Agent and Lenders to the continuing business and operations of the Reorganized Debtors and whose claims are not paid in full either through a critical vendor motion or by assumption of an executory contract between a Debtor and such vendor. In order to qualify a Vendor will be required to execute and deliver an agreement, in form and substance acceptable to the Administrative Agent and Lenders, pursuant to which such Vendor shall agree and commit to continue its business relationship with the Reorganized Debtors (including providing terms of payments for goods and services).

Class 7: Intercompany Claims	Holders of existing Intercompany Claims between and among the Debtors shall not receive any distribution or retain any property under the Plan, and all such Intercompany Claims shall be cancelled.

Impaired and deemed to reject.

Class 8: Equity Interests	Holders of Equity Interests in Patriot National, Inc. and each of the Subsidiary Debtors will not receive or retain any property on account of such Equity Interests.

Impaired and deemed to reject.

MEANS FOR IMPLEMENTATION

Exit Facility	On the Effective Date, Reorganized Patriot Services, LLC and the Reorganized Subsidiary Debtors shall enter into a new credit facility with commitments sufficient to (a) repay in full all amounts outstanding under the DIP Facility, (b) make the cash distributions contemplated by the Plan, (c) provide working capital for the ongoing business operations of the Reorganized Debtors, and (d) pay all related transaction costs and expenses. The Exit Facility shall have a first priority lien upon and security interest in substantially all of the assets of the Reorganized Debtors.

New Term Loan Facility	On the Effective Date, the Reorganized Debtors shall enter into the New Term Loan. The New Term Loan Facility shall have a second priority lien upon and security interest in substantially all of the assets of the Reorganized Debtors.

LIQUIDATING TRUST

Liquidating Trust and Liquidating Trust Oversight Committee	The Plan shall provide for the creation of a liquidating trust (the “Liquidating Trust”) and for the free and clear transfer of all of the Debtors’ Causes of Action[9] into the Liquidating Trust.

[9]	“Causes of Action” shall mean all (a) Avoidance Actions, (b) commercial tort claims (including claims against officers and directors), (c) claims against professionals (including counsel and accountants), and (d) other claims against third parties held by the Debtors (other than claims against GIC or otherwise arising in the ordinary course of business, such as for the collection of accounts receivable or the enforcement of any contract).

The trustee of the Liquidating Trust (the “Liquidating Trustee”) shall be selected by and report to an oversight committee (the “Liquidating Trust Oversight Committee”) comprised of three members, two of whom shall be appointed by the Administrative Agent and Lenders with the remaining member to be selected by the creditors’ committee. The identity of the Liquidating Trustee and each member of the Liquidating Trust Oversight Committee shall be disclosed prior to the hearing on confirmation of the Plan in accordance with section 1129(a)(5) of the Bankruptcy Code.

The Liquidating Trustee shall be a representative of the Debtors’ estates and shall (subject to each other applicable paragraph of this section) have the power to make all decisions with respect to the Causes of Action; provided that the following actions will require prior written approval of a majority of the members of the Liquidating Trust Oversight Committee and (if applicable) approval of the Bankruptcy Court:

(1) selection of any successor Liquidating Trustee;

(2) any decisions related to the Liquidating Trust Facility[10] or any amendment, replacement or alternative thereto including, any determination to draw funds under the Liquidating Trust Facility;

(3) retention of counsel and other professionals to assist in prosecution of the Causes of Action and the terms of each professional’s engagement, including any alternative fee arrangements; and

(4) settlement of all or any portion of any of the Causes of Action.

The Liquidating Trustee shall consult with the Liquidating Trust Oversight Committee with respect to all material decisions regarding (x) the prosecution of the Causes of Action, including (without limitation) the litigation strategy with respect thereto, and the filing and prosecution of any dispositive or other substantive motion or pleading, and (y) the assertion or waiver of the Debtors’ attorney-client privilege (to which the Liquidating Trust shall succeed).

[10]	“Liquidating Trust Facility” means a financing facility to be entered into by the Liquidating Trustee, on behalf of the Liquidating Trust, to provide financing to the Liquidating Trust to fund (a) the prosecution of Causes of Action, (b) costs and expenses of administering the Liquidating Trust, and (c) costs and expenses relating to the performance by the Liquidating Trustee of the duties of the Plan Administrator with respect to the resolution of claims and the making of distributions.

In its capacity as a representative of the Debtors’ estates, the Liquidating Trustee also shall administer all claims (as defined in Section 101(5) of the Bankruptcy Code) against the Debtors’ estates and make distributions under the Plan for Allowed claims. For the avoidance of doubt, the Liquidating Trustee shall have no obligation to object to or dispute (or expend funds to object to or dispute) any claim where, in the Liquidating Trustee’s sole judgment, the cost of such objection or dispute is not warranted in light of the potential incremental benefit to the remaining creditors.

Liquidating Trust Proceeds Waterfall	The proceeds from the settlement or successful prosecution of the Causes of Action shall be distributed as follows (the “Liquidating Trust Proceeds Waterfall”):

first, to the payment of the expenses of the Liquidating Trust;

second, to the repayment of the Liquidating Trust Facility (including any contingency portion thereof);

third, to the repayment of (i) any indebtedness incurred (under the DIP Facility, the Exit Facility or otherwise), or (ii) any proceeds of collateral of the Lenders utilized, in connection with the distributions made to the Holders of Allowed Administrative Claims, Priority Tax Claims, Priority Claims and Class 4 Claims (Continuing Vendor Claims and Continuing Retail Agent Claims) pursuant to the Plan; and

fourth, ratably (i) 80% to the Administrative Agent and Lenders, and (ii) 20% to the GUC Cash Pool.

The GUC Cash Pool shall be distributed by the Liquidating Trustee as follows:

first, to the Holders of Allowed Claims in Class 5 until paid in full;

second, to the Holders of Allowed Claims in Class 6 until paid in full; and

thereafter, to the Administrative Agent and Lenders.

GENERAL PROVISIONS

Cancellation of Instruments, Certificates and Other Documents	On the Effective Date, except to the extent otherwise provided above, all instruments, certificates, and other documents evidencing debt or equity interests in the Debtors shall be cancelled, and the obligations of the Debtors thereunder, or in any way related thereto, shall be discharged.

Corporate Governance of the Reorganized Debtors	The initial officers, managers, and directors of the reorganized Debtors (the “Reorganized Debtors”) shall be selected by the Consenting Lenders and disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code.

Charter; Bylaws	The charter, bylaws, and/or other organizational documents of each of the Debtors shall be amended and restated in a manner consistent with section 1123(a)(6) of the Bankruptcy Code and shall otherwise be satisfactory to the Consenting Lenders.

Private Company Status	The Reorganized Debtors shall be private, non-SEC reporting companies on the Effective Date.

Tax Issues	The terms of the Plan and the restructuring contemplated by this Plan Term Sheet shall be structured, with the consent of the Consenting Lenders, which consent shall not be unreasonably withheld, to preserve favorable tax attributes of the Debtors to the extent practicable.

Retention of Jurisdiction	The Plan will provide for the retention of jurisdiction by the Bankruptcy Court for usual and customary matters.

Executory Contracts and Unexpired Leases	The Debtors shall seek to assume or reject executory contracts and unexpired leases in consultation with, and with the consent (such consent not to be unreasonably withheld) of the Consenting Lenders.

The Plan will provide that the executory contracts and unexpired leases that are not assumed or rejected as of the Effective Date (either pursuant to the Plan or a separate motion) will be deemed rejected pursuant to section 365 of the Bankruptcy Code. For the avoidance of doubt, such consent of the Consenting Lenders shall be required to be obtained with respect to all decisions to assume or reject, including the deemed rejection of executory contracts and unexpired leases pursuant to the Plan.

Releases	The Plan will provide ordinary and customary releases for the Released Parties.

“Released Party” means each of the following: (a) the Agents; (b) the Lenders; (c) the administrative agent under the DIP Facility (the “DIP Agent”); and (d) the lenders under the DIP Facility; and with respect to each of the foregoing entities in clauses (a) through (d), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current or former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such entities’ respective heirs, executors, estates, servants and nominees, in each case, solely in their capacity as such.

Other Plan Provisions	The Plan and all related documentation shall reflect the terms and conditions of this Plan Term Sheet to the parties’ mutual satisfaction and shall contain such other terms and conditions as the parties mutually agree. The parties hereto shall negotiate in good faith with respect to the definitive documentation.

The distributions on and treatment of claims and interests contemplated herein shall become effective and binding only upon the confirmation and Effective Date of the Plan under Chapter 11 of the U.S. Bankruptcy Code which has been voted upon and approved in accordance with the applicable provisions of the Bankruptcy Code, and confirmed by the Bankruptcy Court.

The proposed confirmation order, the Plan and all related documents (collectively, the “Plan Documents”) shall be in form and substance acceptable to the Administrative Agent and the Lenders.

Conditions to Confirmation and Effective Date	Confirmation of the Plan shall be conditioned upon, among other things, the following:

(a) An order approving the disclosure statement pursuant to section 1125 of the Bankruptcy Code shall have been entered;

(b) The proposed confirmation order, in form and substance acceptable to the Administrative Agent and the Lenders, shall have been submitted to the Bankruptcy Court (the “Confirmation Order”);

(c) Receipt of, and acceptance by the Debtors of, a proposal for the Exit Facility in form and substance acceptable to the Administrative Agents and the Lenders;

(d) The aggregate amount of Allowed Administrative Expense Claims, Priority Tax Claims and Priority Claims shall not exceed an amount to be agreed between the Debtors, the Administrative Agent and the Lenders; and

(d) Receipt of, and acceptance by the Debtors of, a proposal for the Liquidating Trust Facility in form and substance acceptable to the Administrative Agents and the Lenders (which proposal may be provided by the Reorganized Debtors).

The effective date of the Plan (the “Effective Date”) shall be conditioned upon, among other things, the following:

(a) Entry of the Confirmation Order and the Confirmation Order being a final order not subject a stay or any appeal,

(b) All conditions to the effectiveness of each of the Exit Facility, Liquidating Trust Facility and the Equity Purchase Agreement shall have been satisfied or waived;

(c) the Liquidating Trust shall have been established; and

(d) the Effective Date of shall have occurred by the date that is 120 days after the date on which the Chapter 11 Cases were commenced unless such date is extended with the prior written consent of the Administrative Agent and Lenders.

EXHIBIT B

Form of Transfer Agreement

FORM OF TRANSFER AGREEMENT FOR CONSENTING PARTIES

This Transfer Agreement to the Restructuring Support Agreement, dated as of November     , 2017 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company1 and the other parties signatory thereto (together with their respective successors and permitted assigns, the “Consenting Parties,” and each, a “Consenting Party”) is executed and delivered by [                    ] (the “Joining Party”) as of [                    ]. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.    Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Transfer Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a “Consenting Party” and a “Party” for all purposes under the Agreement and with respect to any and all Lender Claims held by such Joining Party.

2.    Governing Law. This Transfer Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[1]	The “Company” shall mean, collectively, (i) Patriot National, Inc., a Delaware corporation, (ii) Patriot Services, LLC, a Delaware limited liability company, (iii) Contego Investigative Services, Inc., a Delaware corporation, (iv) Corporate Claims Management, Inc., a Delaware corporation, (v) CWI Benefits, Inc., a Delaware corporation, (vi) Forza Lien, LLC, a Delaware limited liability company, (vii) Radar Post-Closing Holding Company, Inc. (f/k/a Global HR Research, Inc.), a Delaware corporation, (viii) Patriot Audit Services, LLC, a Delaware limited liability company, (ix) Patriot Captive Management, LLC, a Delaware limited liability company, (x) Patriot Care Management, LLC, a Delaware limited liability company, (xi) Patriot Claim Services, Inc., a Delaware corporation, (xii) Patriot Risk Consultants, LLC, a Delaware limited liability company, (xiii) Patriot Risk Services, Inc., a Delaware corporation, (xiv) Patriot Technology Solutions, LLC, a Delaware limited liability company, (xv) Patriot Underwriters, Inc., a Delaware corporation, (xvi) TriGen Insurance Solutions, Inc., a Delaware corporation, (xvii) TriGen Hospitality Group, Inc., a Delaware corporation, (xviii) Contego Services Group, LLC, a Delaware limited liability company, and (xix) Decision UR, LLC, a California limited liability company.

IN WITNESS WHEREOF, the Joining Party has caused this Transfer Agreement to be executed as of the date first written above.

[CONSENTING PARTY]

By:
Name:
Title:

Principal Amount of Lender Claims:	$

Notice Address:

Fax:
Attention:
Email:

2

[Signature page to Joinder Agreement]

ANNEX I TO TRANSFER AGREEMENT

Restructuring Support Agreement